Exhibit 4.10

HOST MARRIOTT, L.P.

HOST MARRIOTT CORPORATION

3.25% Exchangeable Senior Debentures due 2024

Registration Rights Agreement

March 16, 2004

Goldman, Sachs & Co.,

As representatives of the several Initial Purchasers

    named in Schedule I to the Purchase Agreement

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Host Marriott, L.P., a Delaware limited partnership (the “Company”), proposes to issue and sell to the Initial Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) the Company’s 3.25% Exchangeable senior Debentures due 2024 (the “Debentures”), exchangeable into common stock, par value $0.01 per share (“Host REIT Common Stock”) of Host Marriott Corporation, a Maryland corporation (“Host REIT”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company and Host REIT agrees with the Initial Purchasers for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1. Definitions.

(a) Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following defined terms shall have the following meanings:

“Act” or “Securities Act” means the United States Securities Act of 1933, as amended.

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“DTC” means The Depository Trust Company.

“Effective Failure” has the meaning assigned thereto in Section 7(b) hereof.

“Effectiveness Period” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Effective Time” means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” has the meaning assigned thereto in Section 3(a)(iii) hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Host REIT Common Stock” means Host REIT’s common stock, par value $0.01 per share.

“Indenture” means the Amended and Restated Indenture, dated as of August 5, 1998 by and among HMH Properties, Inc., the guarantors named therein and HSBC Bank USA (f/k/a Marine Midland Bank, as trustee, as amended or supplemented from time to time (the “Base Indenture,”) and the Thirteenth Supplemental Indenture (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), to be dated as of March 16, 2004, by and among the Company, Host REIT, the Guarantors named therein and The Bank of New York, as trustee, as amended and supplemented from time to time in accordance with its terms.

“Initial Purchasers” means the Initial Purchasers named in Schedule I to the Purchase Agreement.

“Liquidated Damages” has the meaning assigned thereto in Section 7(a) hereof.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“NASD Rules” means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Appendix A hereto.

The term “person” means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by Host REIT under the Exchange Act and incorporated by reference therein.

“Purchase Agreement” means the purchase agreement, dated as of March 10, 2004 between the Initial Purchasers, the Company, Host REIT and the Guarantors named therein relating to the Debentures.

“Registrable Securities” means all shares of Host REIT Common Stock issuable upon exchange, repurchase or redemption of the Debentures; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

“Registration Default” has the meaning assigned thereto in Section 7(a) hereof.

“Restricted Security” means any share of Host REIT Common Stock issuable upon exchange of the Debentures except any such share of Host REIT Common Stock that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement or (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto)..

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a “Shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by Host REIT pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Suspension Period” has the meaning assigned thereto in Section 2(d) hereof.

“Trustee” shall have the meaning set forth in the Indenture.

The term “underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Debentures, Host REIT Common Stock shall be treated as representing the principal amount of Debentures that was surrendered for conversion or exchange in order to receive such number of shares of Host REIT Common Stock.

2. Shelf Registration.

(a) Host REIT shall, no later than 120 calendar days following the Closing Date, file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement and, thereafter, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Act no later than 210 calendar days following the Closing Date; provided, however, that Host REIT may, upon written notice to the Trustee, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 90 days if Host REIT possesses material non-public information, the disclosure of which would have a material adverse effect on Host REIT and its subsidiaries taken as a whole as determined by the CEO or CFO of Host REIT and subject to its obligations to pay Liquidated Damages as provided in Section 7; provided, further, however, that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder is an Electing Holder.

(b) Host REIT shall use its commercially reasonable efforts:

(i) to keep the Shelf Registration Statement continuously effective under the Act in order to permit the Prospectus forming a part thereof to be usable by Holders for a period expiring on the earlier of (1) the sale of all Registrable Securities registered under the Shelf Registration Statement and (2) one year after the last date that Debentures have been exchanged for shares of Host REIT Common Stock has been issued (such period being referred to herein as the “Effectiveness Period”);

(ii) after the Effective Time of the Shelf Registration Statement, promptly upon the request of any Electing Holder of Registrable Securities, to take any action reasonably necessary to enable such Electing Holder to use the Prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such Electing Holder as a selling securityholder in the Shelf Registration Statement; and

(iii) if at any time the Debentures, pursuant to Article 6.07 of the Indenture, are exchangeable into securities other than Host REIT Common Stock, to cause, or to cause any successor under the Indenture to cause such securities to be included in the Shelf Registration Statement no later than the date on which the Debentures may then be exchangeable or convertible into such securities.

(c) Host REIT shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if Host REIT voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless (i) Host REIT is required by applicable law, or (ii) if the CEO or CFO of Host REIT shall have determined in good faith that under circumstances related to acquisition or divestiture of assets, pending corporate developments, public filings with the SEC, or other similar events, it is in the best interests of Host REIT to suspend the use of the Prospectus.

(d) Host REIT may suspend the use of the Prospectus for a period not to exceed 30 days in any 90-day period or an aggregate of 90 days in any 12-month period (each a “Suspension Period”) for the reasons set forth in 2 (c) above if, prior to suspending such use, Host REIT provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension.

3. Registration Procedures. In connection with the Shelf Registration Statement, the following provisions shall apply:

(a)

(i) Not less than 30 calendar days prior to the Effective Time of the Shelf Registration Statement, Host REIT shall mail the Notice and Questionnaire to the Trustee for delivery to the Holders. No Holder shall be entitled to be named as a selling securityholder in the

Shelf Registration Statement as of the Effective Time, and no Holder shall be entitled to use the Prospectus forming a part thereof for resales of Registrable Securities at any time, unless such Holder has returned a completed and signed Notice and Questionnaire to Host REIT by the deadline for response set forth therein; provided, however, Holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to Host REIT.

(ii) After the Effective Time of the Shelf Registration Statement, Host REIT shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder. Host REIT shall not be required to take any action to name such Holder as a selling securityholder in the Shelf Registration Statement or to enable such Holder to use the Prospectus forming a part thereof for resales of Registrable Securities until such Holder has returned a completed and signed Notice and Questionnaire to Host REIT. If a Notice and Questionnaire is delivered to Host REIT during a Suspension Period, Host REIT shall not be obligated to take actions to name the Holder delivering such Notice and Questionnaire as a selling security holder in the Shelf Registration Statement until the termination of such Suspension Period.

(iii) The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to Host REIT in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

(b) Host REIT shall furnish to the Trustee for delivery to each Electing Holder, prior to the Effective Time, a sufficient number of copies of the Shelf Registration Statement initially filed with the Commission, and shall furnish to the Trustee for delivery to each such Holder, prior to the filing thereof with the Commission, sufficient copies of each amendment thereto and each amendment or supplement, if any, to the Prospectus included therein, (but not including any reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement) and shall use its reasonable best efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their respective counsel reasonably may propose.

(c) Host REIT shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus forming a part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Host REIT shall promptly advise the Trustee, and shall confirm such advice in writing if so requested by the Trustee:

(i) when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iv) of the receipt by Host REIT of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v) of the happening of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein so that, as of such date, such Shelf Registration Statement and Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to such Holders to suspend the use of the Prospectus until the requisite changes have been made, which notice need not specify the nature of the event giving rise to such suspension).

(e) Host REIT shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(f) Host REIT shall furnish to the Trustee for delivery to each Electing Holder, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

(g) Host REIT shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Electing Holder may reasonably request; and Host REIT consents (except during a Suspension Period or during the continuance of any event described in Section 3(d)(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

(h) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, Host REIT shall (i) register or qualify or cooperate with the Electing Holders and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall Host REIT be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

(i) Unless any Registrable Securities shall be in book-entry only form, Host REIT shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends (other than certain REIT related legends) and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

(j) Upon the occurrence of any fact or event contemplated by paragraph 3(d)(v) above, Host REIT shall promptly prepare a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or file any other required document with the Commission so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Host REIT notifies the Trustee of the occurrence of any fact or event contemplated by paragraph 3(d)(v) above, the Electing Holder shall suspend the use of the Prospectus until the requisite changes to the Prospectus have been made.

(k) [Intentionally omitted].

(l) Host REIT shall use its reasonable best efforts to comply with all applicable Rules and Regulations in all material respects, and to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by Host REIT with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Shelf Registration Statement, an earning statement of Host REIT its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of Host REIT, Rule 158).

(m) [Intentionally omitted].

(n) In the event of an underwritten offering conducted pursuant to Section 6 hereof, Host REIT shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which Host REIT does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

(o) Host REIT shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.

(p) Host REIT shall:

(i) (A) make reasonably available for inspection by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Electing Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of Host REIT and its subsidiaries, and (B) cause Host REIT’s officers, directors and employees to supply all information reasonably requested by such Electing Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by Host REIT, in good faith, as confidential shall be kept confidential by such Electing Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt Host REIT’s conduct of its business, such inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and other parties;

(ii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, make such representations and warranties to the Electing Holders participating in such underwritten offering and to the Managing Underwriters, in form, substance and scope as are customarily made by Host REIT to underwriters in primary underwritten offerings of equity and exchangeable or convertible debt securities, provided, that in no event shall the representations and warranties be broader then those set forth in the Purchase Agreement, other than appropriate changes to reflect changed circumstances or changed legal requirements;

(iii) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain opinions of counsel to Host REIT (which counsel and opinions (in form, scope and substance) shall be consistent with the opinions of counsel of Host REIT delivered in underwritten public offerings and be reasonably satisfactory to the Managing Underwriters) addressed to each Electing Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and exchangeable or convertible debt securities and such other matters as may be reasonably requested by such Electing Holders and underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein (in the case of the Prospectus, in light of the circumstances in which they were made) or necessary to make the statements therein not misleading;

(iv) in connection with any underwritten offering conducted pursuant to Section 6 hereof, obtain “cold comfort” letters and updates thereof from the independent public accountants of Host REIT (and, if necessary, from the independent public accountants of any subsidiary of Host REIT or of any business acquired by Host REIT for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required for such cold comfort letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings;

(v) in connection with any underwritten offering conducted pursuant to Section 6 hereof, deliver such documents and certificates as may be reasonably requested by any Electing Holders participating in such underwritten offering and the Managing Underwriters, if any, including, without limitation, certificates to evidence compliance with Section 3(i) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by Host REIT; provided that in no event shall the Company, Host REIT nor any of its officers and directors be required to enter into any agreements not to offer or sell Host REIT Common Stock or other securities (i.e., “lock-up letters”).

(q) Host REIT will use its reasonable best efforts to cause the Host REIT Common Stock issuable upon exchange of the Debentures to be listed on the New York Stock Exchange or other stock exchange or trading system on which the Host REIT Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

(r) In the event that any broker dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of Host REIT or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, Host REIT shall assist such broker dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

(s) Host REIT shall use its commercially reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

(t) Notwithstanding any provision of this Section 3 to the contrary, Host REIT shall not be required to amend or supplement the Shelf Registration Statement during a Suspension Period.

4. Registration Expenses. Except as otherwise provided in Section 3, the Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 6 hereof and shall bear or reimburse the Electing Holders for the reasonable fees and disbursements of a single counsel selected by a plurality of all Electing Holders who own an aggregate of not less than 25% of the Registrable Securities covered by the Shelf Registration Statement to act as counsel therefore in connection therewith. Each Electing Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Electing Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

5. Indemnification and Contribution.

(a) Indemnification by the Company and Host REIT. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company and Host REIT, jointly and severally, shall indemnify and hold harmless each Electing Holder and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each person who controls such Electing Holder, underwriter, selling agent or other securities professional within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any Prospectus contained therein or furnished by Host REIT to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company and Host REIT hereby, jointly and severally agree, to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor Host REIT shall be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to Host REIT by such Indemnified Person expressly for use therein and provided further that, to the extent a physical delivery of a prospectus is required under applicable law, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder that sold the Registrable Securities concerned to the person asserting any such losses, claims, damages or liabilities to the extent that they result from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the Prospectus, as amended or supplemented, if Host REIT had previously furnished copies thereof to such Holder and the untrue statement or alleged untrue statement or omission or alleged omission was corrected in such Prospectus, as amended or supplemented.

(b) Indemnification by the Electing Holders and any Agents and Underwriters. Each Electing Holder agrees, as a consequence of the inclusion of any of such Electing Holder’s Registrable Securities in such Shelf Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, Host REIT and their respective directors, officers who sign any Shelf Registration Statement and each person, if any, who controls either the Company or Host REIT within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or Host REIT or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Host REIT by such Electing Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company or Host REIT, as applicable, for any legal or other expenses reasonably incurred by the Company or Host REIT in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders and any underwriters, selling agents or other securities professionals in this Section 5(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(e) Notwithstanding any other provision of this Section 5, in no event will any (i) Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder’s Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

(f) The obligations of the Company and Host REIT under this Section 5 shall be in addition to any liability which the Company or Host REIT may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Company or Host REIT. The remedies provided in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

6. Underwritten Offering. Any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (i) the Electing Holders of at least 33 1/3% of the Registrable Securities then covered by the Shelf Registration Statement shall request such an offering and (ii) at least such amount of such Registrable Securities shall be included in such offering; and provided further that Host REIT shall not be obligated to cooperate with more than one underwritten offering during the Effectiveness Period. Upon receipt of such a request, Host REIT shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to Host REIT. No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder’s Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) if such Holder is not then an Electing Holder, such Holder returns a completed and signed Notice and Questionnaire to Host REIT in accordance with Section 3(a)(ii) hereof within a reasonable amount of time before such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 4 hereof, expenses of their own counsel. Host REIT shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing or the provisions of

Section 3(n) hereof, upon receipt of a request from the Managing Underwriter or a representative of holders of a majority of the Registrable Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, Host REIT may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors or the CEO or CFO of Host REIT shall have determined in good faith that Host REIT has a bona fide business reason for such delay.

7. Liquidated Damages.

(a) Notwithstanding any postponement of effectiveness pursuant to Section 2(a) hereof, if (i) on or prior to the 120th day following the Closing Date, a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the 210th day following the Closing Date, such Shelf Registration Statement is not declared effective by the Commission (each, a “Registration Default”), Host REIT shall be required to pay liquidated damages (“Liquidated Damages”), from and including the day following such Registration Default until such Shelf Registration Statement is either so filed or so filed and subsequently declared effective, as applicable, at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Debentures, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default.

(b) In the event that the Shelf Registration Statement ceases to be effective or usable other than as a result of a Suspension Period (or the Holders of Registrable Securities are otherwise prevented or restricted by Host REIT from effecting sales pursuant thereto) (an “Effective Failure”) for more than 10 business days and Host REIT does not restore effectiveness or Host REIT does not terminate a Suspension Period by the 30th day in any 90-day period or if suspension exceeds 90 days in any 360-day period, then Host REIT shall pay Liquidated Damages at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Debentures from the day following the 10th business day day following the date that such Shelf Registration Statement ceases to be effective (or the Holders of Registrable Securities are otherwise prevented or restricted by Host REIT from effecting sales pursuant thereto) or on the 31st or 91st day, as the case may be, in the case of a Suspension Period, for a period of 90 days, and thereafter shall pay Liquidated Damages at a rate per annum equal to an additional one-half of one percent (0.50%), until the earlier of (i) the time the Shelf Registration Statement again becomes effective or the Holders of Registrable Securities are again able to make sales under the Shelf Registration Statement or (2) the time the Effectiveness Period expires. For the purpose of determining an Effective Failure, days on which Host REIT has been obligated to pay Liquidated Damages in accordance with the foregoing in respect of a prior Effective Failure within the applicable period, as the case may be, shall not be included.

(c) In the event Host REIT fails to file a post-effective amendment to the Shelf Registration Statement when required hereunder, or the post-effective amendment is not declared effective, within ten business days following the filing of such post-effective amendment, Host REIT shall pay Liquidated Damages at a rate per annum equal to an additional one-half of one percent (0.50%) of the principal amount of the Debentures from and including the date of such Registration Default until such time as such Registration Default is cured.

(d) Any amounts to be paid as Liquidated Damages pursuant to paragraphs (a), (b) or (c) of this Section 7 shall be paid in cash semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date (as defined in the Indenture), as applicable, following the date of such Registration Default or Effective Failure, as applicable. Such Liquidated Damages will accrue (1) in respect of the Debentures at the rates set forth in paragraphs (a), (b) or (c) of this Section 7, as applicable, on the principal amount of the Debentures and (2) in respect of the Host REIT Common Stock issued upon exchange of the Debentures, at the rates set forth in paragraphs (a), (b) or (c) of this Section 7, as applicable, applied to the Exchange Price (as defined in the Indenture) at that time.

(e) Except as provided in Section 8(b) hereof, the Liquidated Damages as set forth in this Section 7 shall be the exclusive monetary remedy available to the Holders of Registrable Securities for such Registration Default or Effective Failure. In no event shall Host REIT be required to pay Liquidated Damages in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults or Effective Failures exist.

8. Miscellaneous.

(a) Other Registration Rights. Host REIT may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration Statement, provided that if the Managing Underwriter of any underwritten offering conducted pursuant to Section 6 hereof notifies Host REIT and the Electing Holders that the total amount of securities which the Electing Holders and the holders of such piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially threaten the success of such offering (including the price at which such securities can be sold), then the amount, number or kind of securities to be offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number and kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included in such Shelf Registration Statement except with respect to securities included by virtue of the piggy-back rights provided under that certain Registration Rights Agreement, dated as of December 30, 1998, by and among Host REIT and the Contributors named therein, in effect as of the date hereof.

(b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if Host REIT fails to perform any of its obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 7 hereof, shall be entitled to compel specific performance of the obligations of Host REIT under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(c) Amendments and Waivers. This Agreement, including this Section 8(c), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by Host REIT and the holders of a majority of Registrable Securities then outstanding. Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 8(c), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(d) Notices. Unless otherwise specified herein, all notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture. For so long as the Debentures are in Book Entry Form, and as permitted by the DTC, all notices, reports and other documents to the Holders shall be delivered through the facilities of the DTC by the Trustee.

(e) Parties in Interest. The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligation Law.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(j) Survival. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

[signature pages follow]

Please confirm that the foregoing correctly sets forth the agreement between the Company, Host REIT and you.

Very truly yours,

HOST MARRIOTT CORPORATION

By:	/s/ John A. Carnella
Name: John A. Carnella
Title: Senior Vice President and Treasurer

HOST MARRIOTT, L.P.
By:	Host Marriott Corporation, its sole general partner

	By:	/s/ John A. Carnella
Name: John A. Carnella
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:
GOLDMAN, SACHS & CO.
On behalf of each of the Initial Purchasers

By:	/s/ Authorized Person
(Goldman, Sachs & Co.)

March 16, 2004

Appendix A

HOST MARRIOTT, L.P.

HOST MARRIOTT CORPORATION

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE]

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Host Marriott, L.P. (the “Company”) 3.25% Exchangeable Senior Debentures due 2024 (the “Debentures”) are held.

Host Marriott Corporation (“Host REIT”) is in the process of registering the shares of common stock, par value $0.01 per share, of Host REIT (the “Host REIT Common Stock”) under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their shares of Host REIT Common Stock included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Debentures (and the shares of Host REIT Common Stock into which the Debenture are exchangeable) receive a copy of the enclosed materials as soon as possible as their rights to have shares of Host REIT Common Stock included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline for response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Debentures through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Host Marriott Corporation, 6903 Rockledge Drive, Suite 1500, Bethesda, Maryland 20817.

HOST MARRIOTT, L.P.

HOST MARRIOTT CORPORATION

Notice of Registration Statement

and

Selling Securityholder Questionnaire

[Date]

Host Marriott Corporation (“Host REIT”) has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the United States Securities Act of 1933, as amended (the “Securities Act”), shares of Host REIT common stock, par value $0.01 per share (the “Host REIT Common Stock”), issuable upon exchange of the 3.25% Exchangeable Senior Debentures due 2024 (the “Debentures”) issued by Host Marriott, L.P., a Delaware limited partnership (the “Company”), in accordance with the Registration Rights Agreement, dated as of March 16, 2004 (the “Registration Rights Agreement”), between the Company, Host REIT and the initial purchasers named therein. A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to have Registrable Securities included in the Shelf Registration Statement (or a supplement or amendment thereto), this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to Host REIT at the address set forth herein for receipt ON OR BEFORE                     . Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Registration Rights Agreement to mean all shares of Host REIT Common Stock issuable upon exchange of the Debentures; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

The term “Restricted Security” is defined in the Registration Rights Agreement to mean any share of Host REIT Common Stock issuable upon exchange of the Debentures except any such share of Host REIT Common Stock which (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of such Rule 144 (or any successor provision thereto), or (iii) has otherwise been transferred and a new share of Host REIT Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of Host REIT in accordance with the Indenture.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 5 of the Registration Rights Agreement regarding the obligation to indemnify and hold harmless certain persons as set forth therein, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to Host REIT the Notice of Transfer (completed and signed) set forth in Exhibit 1 to this Notice and Questionnaire.

The Selling Securityholder hereby provides the following information to Host REIT and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) Below:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) Below are Held:

(2)		Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

(3)		Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned Selling Securityholder does not beneficially own any Registrable Securities.

	(a)	Principal amount of Debentures beneficially owned:

CUSIP No(s). of such Debentures:

Number of shares of Host REIT Common Stock (if any) issued upon exchange, repurchase or redemption of Debentures:

	(b)	Number of shares of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

(4)		Beneficial Ownership of Other Securities of Host REIT:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any shares of Host REIT Common Stock or any other securities of Host REIT (or securities of the Company that are convertible or exchangeable for securities of Host REIT), other than the Debentures and shares of Host REIT Common Stock listed above in Item (3).

State any exceptions here:

(5)	Relationships with the Company or Host REIT:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company or Host REIT (or their predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of Host REIT.

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the prospectus delivery and other provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to Host REIT, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by Host REIT in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify Host REIT of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i) To the Company or Host REIT:

(ii) With a copy to:

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by Host REIT, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of Host REIT and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE                      TO THE COMPANY AT:

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: General Counsel

Exhibit 1

to Appendix A

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Host Marriott Corporation

Host Marriott, L.P.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Attention: General Counsel

Geovanni Barris

The Bank of New York

101 Barclay Street

Floor 8 West

New York, New York 10286

Attention: Corporate Trust Services

Re:	Host Marriott, L.P. (the “Company”)
Host Marriott Corporation (“Host REIT”)
3.25% Exchangeable Senior Debentures due 2024 (the “Debentures”)

Dear Sirs:

Please be advised that                      has transferred $             shares of Host REIT’s common stock, issued upon exchange, repurchase or redemption of Debentures, pursuant to an effective Registration Statement on Form [    ] (File No. 333-            ) filed by Host REIT.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Host REIT common stock is named as a selling securityholder in the Prospectus dated [ date ], or in amendments or supplements thereto, and that the number of shares of Host REIT common stock transferred are [a portion of] the shares of Host REIT common stock listed in such Prospectus as amended or supplemented opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:

(Authorized Signature)